SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2007

Diomed Holdings, Inc.

Delaware (State or other jurisdiction of incorporation)	000-32045 (Commission File Number)	84-140636 (IRS Employer Identification No.)

1 Dundee Park Andover, MA (Address of Principal Executive Offices)	01810 (Zip Code)

Registrant’s telephone number, including area code: (978-475-7771)

ITEM 8.01 OTHER EVENTS

As reported in the Diomed Holdings, Inc. (the “Company”) Current Report on Form 8-K filed on August 7, 2006, the American Stock Exchange (“AMEX”) previously accepted the Company’s plan for compliance with AMEX continued listing standards, as the AMEX determined that the Company made a reasonable demonstration of an ability to regain by December 1, 2007 compliance with a continued listing standard deficiency previously noted by the AMEX.

On March 29, 2007, the AMEX advised the Company that, upon review of the Company’s quarterly report for the period ended September 30, 2006 and annual report for the period ended December 31, 2006, the AMEX determined that the Company has resolved the previously noted continued listing deficiency.

A copy of the March 29, 2007 AMEX notice is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

99.1	Letter from American Stock Exchange to Diomed Holdings, Inc. dated March 29, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diomed Holdings, Inc. (Registrant)

Date: March 30, 2007	By:	/s/ DAVID B. SWANK
Name: David B. Swank
Title: Chief Financial Officer

List of Exhibits:

99.1	Letter from American Stock Exchange to Diomed Holdings, Inc. dated March 29, 2007